Exhibit 99.2
CONSENT OF EVERCORE GROUP L.L.C.

September 2, 2022

The Board of Directors
RADA Electronic Industries Ltd.
7 Giborei Israel Street
Netanya 4250407, Israel

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated June 20, 2022, to the Board of Directors of RADA Electronic Industries Ltd. (the “Company”) as Annex B to, and the references thereto under the captions “Summary—Opinion of RADA’s Financial Advisor,” “The Merger—Background of the Merger,” “The Merger—RADA's Reasons for the Merger,” “The Merger—Opinion of RADA’s Financial Advisor,” “The Merger—RADA’s Unaudited Financial Projections,” and “The Merger—DRS Unaudited Financial Projections” in the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S−4 filed by Leonardo DRS, Inc. (“DRS”) with the U.S. Securities and Exchange Commission on September 2, 2022 (the “Registration Statement”) and relating to the proposed merger involving the Company, DRS, and Blackstart Ltd, a company organized under the laws of the State of Israel and a wholly owned subsidiary of DRS (“Merger Sub”).

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement/prospectus or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ EVERCORE GROUP L.L.C.